EXHIBIT 23.2

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We have issued our report dated September 4, 2002 accompanying the financial statements of TSET, Inc. contained in the Registration Statement on Form S-1. We consent to the use of the aforementioned report in the Registration Statement, and to the use of our name as it appears under the caption "Experts."


/s/ Grant Thornton LLP

Portland, Oregon
September 12, 2002